Exhibit 10.1

MAXIMUS

RESTRICTED STOCK UNITS — TERMS AND CONDITIONS

1.             Relationship to Plan.

The award represented by this certificate has been granted pursuant to the MAXIMUS, Inc. (“Company”) 1997 Equity Incentive Plan, as amended (“Plan”), and is in all respects subject to the terms, conditions and definitions of the Plan. The Employee hereby accepts this award subject to all the terms and provisions of the Plan and agrees that all decisions under and interpretations of the Plan by the Compensation Committee of the Board of Directors of the Company (“Committee”), shall be final, binding and conclusive upon the Employee and his or her heirs.

2.             Restricted Stock Units.

Restricted Stock Units (“RSUs”) represent value equivalent to shares of common stock of the Company (“Shares”) that are subject to vesting restrictions. No Shares are issued with respect to unvested RSUs. As the RSUs vest, the Employee is entitled to receive that number of Shares equal to the number of vested RSUs.

3.             Vesting.

The RSUs hereby awarded shall vest in accordance with the schedule set forth on the front of this certificate. The Company shall deliver Shares to the Employee as the RSUs vest. At the sole discretion of the Company, the vesting schedule may be subject to acceleration based on achievement of performance criteria.

4.             Changes to Capital Structure.

At the sole discretion of the Company, appropriate adjustments may be made in the number of RSUs covered by this award to give effect to any stock dividends, stock splits, stock combinations, recapitalizations and other similar changes in the capital structure of the Company after the Grant Date.

5.             Change in Control.

Notwithstanding any provision of the Plan or these terms and conditions to the contrary, upon a Change in Control, the outstanding, unvested RSUs shall become fully vested. For these purposes, “Change in Control” means the occurrence of any one or more of the following:

(a)  The “beneficial ownership” (as defined in Rule 13d-3 of the Securities Exchange Act of 1934 (the “Exchange Act”)) of securities representing more than twenty-five percent (25%) of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Company Voting Securities”) is accumulated, held or acquired by a Person (as defined in Section 3(a)(9) of the Exchange Act, as modified, and used in Sections 13(d) and 14(d) thereof) (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company or an Affiliate thereof, or any corporation owned, directly or indirectly, by the Company’s stockholders in substantially the same proportions as their ownership of stock of the Company); provided, however, that any acquisition from the Company or any acquisition pursuant to a transaction that complies with clauses (i), (ii) and (iii) of subparagraph (c) of this definition will not be a Change in Control under this subparagraph (a), and provided further, that immediately prior to such accumulation, holding or acquisition, such Person was not a direct or indirect beneficial owner of 25% or more of the Company Voting Securities; or

(b)  Individuals who, as of the Award Date, constitute the Board of Directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that an individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board will be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(c)  Consummation by the Company of a reorganization, merger or consolidation, or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets or stock of another entity (a “Business Combination”), in each case, unless immediately following such Business Combination: (i) more than 60% of the combined voting power of then outstanding voting securities entitled to vote generally in the election of directors of (A) the corporation resulting from such

Business Combination (the “Surviving Corporation”), or (B) if applicable, a corporation that as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries (the “Parent Corporation”), is represented, directly or indirectly, by Company Voting Securities outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Company Voting Securities, (ii) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 25% or more of the combined voting power of the then outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) except to the extent that such ownership of the Company existed prior to the Business Combination, and (iii) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(d)  Approval by the Company’s stockholders of a complete liquidation or dissolution of the Company.

However, in no event will a Change in Control be deemed to have occurred, with respect to an individual’s RSUs, if that individual is part of a purchasing group that consummates the Change in Control transaction. An individual will be deemed “part of a purchasing group” for purposes of the preceding sentence if the individual is an equity participant in the purchasing company or group (except: (i) passive ownership of less than 2% of the stock of the purchasing company; or (ii) ownership of equity participation in the purchasing company or group that is otherwise not significant, as determined prior to the Change in Control by a majority of the nonemployee continuing directors).

6.             Termination of RSUs.

If the Employee ceases for any reason to be an employee of the Company or a subsidiary of the Company, at any time prior to the full vesting of the RSUs hereby awarded, the unvested RSUs shall terminate as of the Employee’s last day of employment and shall not be subject to further vesting, and no Shares shall be issued in respect of such terminated RSUs.

7.             Miscellaneous.

The Employee shall have no rights as a stockholder with respect to the RSUs subject to this award until the vesting of the RSUs and the issuance of a stock certificate for the Shares with respect to such vested RSUs. Nothing herein contained shall impose any obligation on the Company or any of its subsidiaries or the Employee with respect to the Employee’s continued employment by the Company or any of its subsidiaries. The Employee assumes full responsibility for familiarizing himself or herself with the tax consequences of the receipt and vesting of the RSUs.

8.             Governing Law.

This award shall be subject to and construed in accordance with the law of the Commonwealth of Virginia.